                                   EXHIBIT 21


The following is a list of the subsidiaries of PMR Corporation:

NAME:                                            JURISDICTION OF ORGANIZATION:
-------------------------------------------------------------------------------
Psychiatric Management Resources, Inc.           California
Collaborative Care, Inc.                         California
PMR-CD, Inc.                                     California
Aldine-DC, Inc.                                  California
Twin Town Outpatient, a general partnership      California
Collaborative Care Corporation                   Tennessee